AETNA VARIABLE PORTFOLIOS, INC.

                              ARTICLES OF AMENDMENT


         AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         The Board of Directors of the Corporation, by action taken on December 10, 1997, and pursuant to Section 2-602 of the Maryland General Corporation Law ("MGCL"), redesignated eleven portfolios of stock of the Corporation as follows:

         1. Aetna Variable Capital Appreciation Portfolio is redesignated Aetna Value Opportunity VP; and

         2.       Aetna Variable Growth Portfolio is redesignated
                  Aetna Growth VP; and

         3. Aetna Variable Small Company Portfolio is redesignated Aetna Small Company VP; and

         4. Aetna Variable Index Plus Portfolio is redesignated Aetna Index Plus Large Cap VP; and

         5.       Aetna Index Plus Bond Portfolio is redesignated
                  Aetna Index Plus Bond VP; and

         6. Aetna Index Plus Mid Cap Portfolio is redesignated Aetna Index Plus Mid Cap VP; and

         7.       Aetna Mid Cap Portfolio is redesignated
                  Aetna Mid Cap VP; and

         8. Aetna Index Plus Small Cap Portfolio is redesignated Aetna Index Plus Small Cap VP; and

         9.       Aetna High Yield Portfolio is redesignated
                  Aetna High Yield VP; and

         10. Aetna Real Estate Securities Portfolio is redesignated Aetna Real Estate Securities VP; and

         11.      Aetna International Portfolio is redesignated
                  Aetna International VP,


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         such redesignations are to apply to all issued and outstanding and authorized but unissued shares of the portfolios.

         This amendment has been approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by
Section 2-605 of the MGCL to be made without action by the stockholders of the Corporation.

         Furthermore, this amendment shall become effective on Friday, May 1, 1998 at 7:59 a.m., which date does not exceed thirty (30) days after these Articles of Amendment have been accepted for record by the Department, in accordance with and pursuant to Section 2.610-1 of the MGCL.

         IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.


Date:     April 6, 1998

                                                 AETNA VARIABLE PORTFOLIOS, INC.
(CORPORATE SEAL)
                                                 By: /s/ J. Scott Fox
                                                     ---------------------------
                                                     J. Scott Fox
                                                     President

Attest:

/s/ Amy R. Doberman
--------------------------------------------
Amy R. Doberman
Secretary








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